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                                                                     EXHIBIT 1.2


                        MASTER INVESTMENT TRUST, SERIES I

                             INSTRUMENT OF AMENDMENT

         THIS INSTRUMENT OF AMENDMENT of Master Investment Trust, Series I ("Master Trust") is being executed as of this 22nd day of October 1993 by the undersigned individuals, consisting of a majority of the Trustees of Master Trust (the "Trustees").

         WHEREAS, Section 9.8, 9.8(e) and 9(f) of the Amended and Restated Declaration of Trust of Master Trust dated February 10, 1993 (the "Declaration") contain errors which the undersigned Trustees desire to correct in accordance with Section 10.4(e) of the Declaration.

         WHEREAS, Section 10.4(e) of the Declaration permits the Trustees, prior to the time Interests in the Master Trust are first sold, to amend the Declaration by an instrument signed by a majority of the Trustees.

         WHEREAS, as of the date hereof, no interests in the Master Trust have been sold.

         Accordingly, the Undersigned Trustees hereby agree on the following amendments:

                  1. Pursuant to Section 10.4(e) of the Declaration, the first sentence of the first paragraph of Section 9.8 of the Declaration is hereby amended by: (a) replacing the fourth word "two" on the fourth line with the word "three"; (b) adding a comma after the first word on the fifth line; (c) deleting the second word on the fifth line; and (d) by the adding the words "and the Asset allocation Fund" at the end of such sentence.

                  2. Pursuant to Section 10.4(e) of the Declaration, the fourth and fifth lines of the first sentence of Section 9.8(e) of the Declaration are hereby amended by replacing the words "by individual series" with "in the aggregate and not by individual series" and the sixth and seventh lines of such sentence are hereby amended by replacing the words "in the aggregate and not by individual series" with "by individual series and not in the aggregate".

                  3. Pursuant to Section 10.4(e) of the Declaration, the first sentence of Section 9.8(f) of the Declaration is hereby amended by adding the words "Investment Grade Bond Fund, Blue
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Chip Fund and" immediately before the word "Asset" on the second line of such sentence.

         All signatures need not appear on the same copy of this Unanimous Consent.



/s/ Michael Austin                               /s/ Thomas M. Collins
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Michael Austin                                   Thomas M. Collins


/s/ Robert Greeley                               /s/ Robert A. Nathane
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Robert Greeley                                   Robert A. Nathane